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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Pacific Financial Corporation on Form S-4 filed on or about December 2, 2003 of our report, dated January 24, 2003, appearing in the Annual Report on Form 10-K of Pacific Financial Corporation for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ McGladrey & Pullen LLP McGladrey & Pullen, LLP Tacoma, Washington December 2, 2003

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INDEPENDENT AUDITOR'S CONSENT